UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road
Woodridge, Illinois		60517
(Address of principal executive offices)		(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 19, 2009, Advanced Life Sciences Holdings, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “New SEDA”) with YA Global Master SPV Ltd. (“YA SPV”), an affiliate of Yorkville Advisors, for the sale of up to $15.0 million of shares of the Company’s common stock over a two-year commitment period.  Under the terms of the New SEDA, the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to YA SPV at a discount to market of 5%.  The Company expects to issue shares of common stock under the New SEDA pursuant to its Registration Statement on Form S-3 (Registration No. 333-158494) filed with the Securities and Exchange Commission.

The amount of each advance under the New SEDA is generally limited to $600,000 in any weekly period.  The Company is not obligated to utilize any of the $15.0 million available under the New SEDA and there are no minimum commitments or minimum use penalties.  The total amount of funds that ultimately can be raised under the New SEDA over the two-year term will depend on the market price for the Company’s common stock and the number of shares actually sold.  The Company entered into the New SEDA with the consent of The Leaders Bank, lender under the Company’s credit facility, which requires the Company to maintain availability under the New SEDA of at least $6.0 million at all times unless the bank otherwise consents.

The New SEDA does not impose any restrictions on the Company’s operating activities. During the term of the New SEDA, YA SPV is prohibited from engaging in any short selling or hedging transactions related to the Company’s common stock.

A copy of the New SEDA is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 1.02               Termination of a Material Definitive Agreement.

On June 19, 2009, prior to entering into the New SEDA, the Company and YA Global Investments, L.P. (“YA Investments”), an affiliate of Yorkville Advisors, agreed to terminate the Standby Equity Distribution Agreement dated as of September 29, 2008 (the “Former SEDA”).  The Company had sold to YA Investments approximately 10.3 million shares of its common stock under the Former SEDA prior to its termination.  The terms of the New SEDA and Former SEDA are substantially similar, except that the amount of each advance under the Former SEDA was generally limited to $400,000 in any weekly period and that shares under the Former SEDA were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Exhibit 9.01          Financial Statements and Exhibits

(d)                               Exhibits

Exhibit No.	Description

4.1	Standby Equity Distribution Agreement dated as of June 19, 2009 by and between YA Global Master SPV Ltd. and Advanced Life Sciences Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: June 19, 2009	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Standby Equity Distribution Agreement dated as of June 19, 2009 by and between YA Global Master SPV Ltd. and Advanced Life Sciences Holdings, Inc.